UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 East Belleview Avenue
Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

(866) 405-5012 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On August 18, 2022, Matthew Cagwin was appointed as Interim Chief Financial Officer of The Western Union Company (the “Company”), effective September 3, 2022.

Mr. Cagwin, age 47, joined the Company in July 2022 as Head of Business Unit Financial Planning and Analysis. Prior to joining the Company, Mr. Cagwin served as Senior Vice President, Chief Financial Officer – Merchant Acceptance of Fiserv, Inc. from 2019 to May 2022 and in the same role at First Data Corporation from 2018 to 2019, and as Senior Vice President, Corporate Controller and Chief Accounting Officer of First Data Corporation from 2014 to 2018.

There are no arrangements or understandings between Mr. Cagwin and any person pursuant to which Mr. Cagwin was appointed as Interim Chief Financial Officer. There is no family relationship between Mr. Cagwin and any director or executive officer of the Company. There are no actual or proposed transactions between Mr. Cagwin or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2022	THE WESTERN UNION COMPANY
	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Assistant Secretary